Exhibit 99.1

GETTY REALTY CORP. ANNOUNCES FOURTH QUARTER AND FULL YEAR 2016 RESULTS

JERICHO, NY, March 1, 2017 — Getty Realty Corp. (NYSE:GTY) (“Getty” or the “Company”) announced its financial results for the quarter and year ended December 31, 2016.

Highlights For The Fourth Quarter

•	Net earnings of $0.24 per share

•	Funds From Operations (FFO) of $0.52 per share

•	Adjusted Funds From Operations (AFFO) of $0.43 per share

•	Net earnings, FFO and AFFO all include a benefit of $0.02 per share from Notable Items, as described below

•	Acquired fee simple interests in two properties for $5.8 million in the aggregate

•	Sold four properties for $2.2 million in the aggregate

•	Provides 2017 outlook

“Our portfolio of well-located convenience store and gasoline station properties helped us drive a strong year of cash flow and AFFO per share growth that resulted in robust shareholder returns in 2016” commented, Christopher J. Constant, Getty’s President & Chief Executive Officer. “These results illustrate the successful efforts we have undertaken over the past several years to strengthen the leadership team and reposition our portfolio, which should enable the Company to deliver sustained growth over time. With a stable portfolio, we expect 2017 to be a building year as we turn our focus to executing on value creating opportunities. Our efforts include harvesting our pipeline of potential acquisitions and redeveloping several of our existing properties. We are confident that with all that we have already accomplished, along with the investments we intend to make this year, Getty is poised for attractive growth in the years to come.”

Net Earnings

The Company reported net earnings for the quarter ended December 31, 2016, of $8.3 million, or $0.24 per share, as compared to net earnings of $19.9 million, or $0.59 per share, for the same period in 2015. The Company reported net earnings for the year ended December 31, 2016, of $38.4 million, or $1.12 per share, as compared to net earnings of $37.4 million, or $1.11 per share, for the same period in 2015. Net earnings for both the quarter and year ended December 31, 2016 and 2015, were impacted by certain items as described in Notable Items below. The quarter and year ended December 31, 2015, materially benefitted from the receipt of funds from the bankruptcy estate of a former tenant.

Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO)

FFO for the quarter ended December 31, 2016, was $17.9 million, or $0.52 per share, as compared to $26.0 million, or $0.77 per share, for the same period in 2015. FFO for the year ended December 31, 2016, was $64.2 million, or $1.87 per share, as compared to $69.1 million, or $2.04 per share, for the same period in 2015.

AFFO for the quarter ended December 31, 2016, was $14.9 million, or $0.43 per share, as compared to $22.8 million, or $0.68 per share, for the same period in 2015. AFFO for the year ended December 31, 2016, was $58.0 million, or $1.69 per share, as compared to $65.2 million, or $1.93 per share, for the same period in 2015.

FFO and AFFO for both the quarter and year ended December 31, 2016 and 2015, were impacted by certain items as described in Notable Items below. The quarter and year ended December 31, 2015, materially benefitted from the receipt of funds from the bankruptcy estate of a former tenant.

All per share amounts in this press release are presented on a fully diluted per common share basis, unless stated otherwise. AFFO and FFO are defined and reconciled to net earnings in the financial tables at the end of this release. See “Non-GAAP Financial Measures” below.

Notable Items

Results for the quarter ended December 31, 2016, included $0.6 million of environmental insurance reimbursements and other income, which resulted in a net benefit to the Company of $0.02 per share, in the aggregate. Results for the quarter ended December 31, 2015, included $10.8 million, or $0.32 per share, of income received from the Getty Petroleum Marketing Inc. bankruptcy estate.

Results for the year ended December 31, 2016, included $2.5 million of environmental insurance reimbursements, recoveries of uncollectible accounts and other income, offset by $0.8 million of environmental litigation reserves, which resulted in a net benefit to the Company of $1.7 million, or $0.05 per share, in the aggregate. Results for the year ended December 31, 2015, included $18.2 million, or $0.54 per share, of income received from the Getty Petroleum Marketing Inc. bankruptcy estate.

Operating Income

Revenues from rental properties in continuing operations decreased to $25.1 million for the quarter ended December 31, 2016, as compared to $25.5 million for the same period in 2015 due to a decrease in revenue recognition adjustments. Revenues from rental properties in continuing operations increased by 5.4% to $97.9 million for the year ended December 31, 2016, as compared to $92.9 million for the same period in 2015 primarily due to revenues received from properties acquired in 2015.

Property costs from continuing operations increased by $1.0 million to $6.6 million for the quarter ended December 31, 2016, as compared to $5.6 million for the same period in 2015 principally due to additional reimbursable tenant expenses. Property costs from continuing operations decreased by $0.9 million to $22.7 million for the year ended December 31, 2016, as compared to $23.6 million for the same period in 2015 due to reductions in rent and maintenance expenses, and reimbursable tenant expenses.

Environmental expenses from continuing operations decreased to a credit of $0.1 million for the quarter ended December 31, 2016, as compared to an expense of $1.0 million for the same period in 2015 principally due to decreases in environmental legal and professional fees and environmental remediation costs. Environmental expenses from continuing operations decreased to $2.6 million for the year ended December 31, 2016, as compared to $6.2 million for the same period in 2015 principally due to decreases in environmental remediation costs. Environmental expenses vary from period to period and, accordingly, undue reliance should not be placed on the magnitude or the direction of change in reported environmental expenses for one period, as compared to prior periods.

General and administrative expenses from continuing operations decreased by $1.1 million to $3.0 million for the quarter ended December 31, 2016, as compared to $4.1 million for the same period in 2015. General and administrative expenses from continuing operations decreased by $2.7 million to $14.2 million for the year ended December 31, 2016, as compared to $16.9 million for the same period in 2015. The reduction in general and administrative expenses for the quarter and year ended December 31, 2016, was principally due to a reduction in legal and professional fees and employee related expenses attributable to non-recurring severance and retirement costs.

Impairment charges in continuing operations were $1.7 million for the quarter ended December 31, 2016, as compared to $0.9 million for the same period in 2015. Impairment charges in continuing operations were $6.9 million for the year ended December 31, 2016, as compared to $11.6 million for the same period in 2015. Impairment charges in continuing operations for the quarter and year ended December 31, 2016 and 2015, were primarily attributable to the effect of adding asset retirement costs due to changes in estimates associated with the Company’s environmental liabilities and reductions in estimated sales prices from third-party offers based on signed contracts, letters of intent or indicative bids for certain properties.

Portfolio Activities

During the quarter, the Company acquired fee simple interests in two properties for $5.8 million in the aggregate. During the year ended December 31, 2016, the Company acquired fee simple or leasehold interests in three convenience store and gasoline station properties, and an adjacent parcel of land to an existing property for a redevelopment project, in separate transactions, for $7.7 million in the aggregate. Subsequent to December 31, 2016, the Company acquired fee simple interests in three properties for $3.4 million in the aggregate.

During the quarter, the Company sold four properties for $2.2 million in the aggregate. During the year ended December 31, 2016, the Company sold 14 properties for $5.4 million in the aggregate. Subsequent to December 31, 2016, the Company sold five additional properties for $1.4 million.

As of December 31, 2016, the Company was actively redeveloping six of its former convenience store and gas station properties for alternative single-tenant net lease retail uses. In addition, to the six properties currently classified as redevelopment, the Company is in various stages of feasibility and planning for the recapture of select properties, from its net lease portfolio, that are suitable for redevelopment to alternative single-tenant net lease retail use. As of December 31, 2016, the Company had signed leases on seven properties, that are currently part of its net lease portfolio, that are expected to be recaptured and transferred to redevelopment when the appropriate entitlements, permits and approvals have been secured.

Balance Sheet

As of December 31, 2016, the Company had $300.0 million of outstanding indebtedness with a weighted average interest rate of 4.6%. The Company’s indebtedness consisted of $125.0 million drawn on its Credit Agreement and $175.0 million of Senior Unsecured Notes. Total cash and cash equivalents were $12.5 million as of December 31, 2016.

Subsequent to December 31, 2016, the Company issued $50.0 million of Senior Unsecured Notes maturing in 2025 bearing interest at a fixed rate of 4.75%. Proceeds from the issuance were used to repay $50.0 million of outstanding indebtedness on the Company’s floating rate revolving credit facility.

2017 Guidance

The Company has established its 2017 AFFO guidance at a range of $1.54 to $1.60 per diluted share. The Company’s guidance does not assume any potential future acquisitions or capital markets activities. The guidance is based on current plans and assumptions and is subject to risks and uncertainties more fully described in this press release and the Company’s reports filed with the Securities and Exchange Commission.

Conference Call Information

Getty Realty Corp.’s Fourth Quarter Earnings Conference Call is scheduled for Thursday, March 2, 2017, at 8:30 a.m. EST. To participate in the call, please dial (800) 310-1961 or (719) 457-1513, for international participants, ten minutes before the scheduled start time. Participants may also access the call via live webcast by visiting the investors section of the Company’s website at ir.gettyrealty.com.

A replay will be available on Thursday, March 2, 2017, beginning at 11:30 a.m. EST through 11:59 p.m. EST, Thursday, March 9, 2017. To access the replay, please dial (844) 512-2921, or (412) 317-6671, for international participants, and reference pass code 1367744.

About Getty Realty Corp.

Getty Realty Corp. is the leading publicly-traded real estate investment trust in the United States specializing in ownership, leasing and financing of convenience store and gasoline station properties. As of December 31, 2016, the Company owned 740 properties and leased 89 properties from-third party landlords in 23 states across the United States and Washington, D.C.

Non-GAAP Financial Measures

In addition to measurements defined by accounting principles generally accepted in the United States of America (“GAAP”), the Company also focuses on Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”) to measure its performance. FFO is generally considered to be an appropriate supplemental non-GAAP measure of the performance of REITs. FFO is defined by the National Association of Real Estate Investment Trusts as net earnings before depreciation and amortization of real estate assets, gains or losses on dispositions of real estate, impairment charges and cumulative effect of accounting change. The Company’s definition of AFFO is defined as FFO less revenue recognition adjustments (net of allowances), acquisition costs, non-cash environmental accretion expense and non-cash changes in environmental estimates and other unusual items. Other REITs may use definitions of FFO and/or AFFO that are different than the Company’s and, accordingly, may not be comparable.

FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Neither FFO nor AFFO represent cash generated from operating activities calculated in accordance with GAAP and therefore these measures should not be considered an alternative for GAAP net earnings or as a measure of liquidity. These measures should only be used to evaluate the Company’s performance in conjunction with corresponding GAAP measures.

FFO excludes various items such as gains or losses on property dispositions, depreciation and amortization of real estate assets and impairment charges. In the Company’s case, however, GAAP net earnings and FFO typically include the impact of revenue recognition adjustments comprised of deferred rental revenue (straight-line rental revenue), the net amortization of above-market and below-market leases, adjustments recorded for recognition of rental income recognized from direct financing leases on revenues from rental properties and the amortization of deferred lease incentives, as offset by the impact of related collection reserves. Deferred rental revenue results primarily from fixed rental increases scheduled under certain leases with the Company’s tenants. In accordance with GAAP, the aggregate minimum rent due over the current term of these leases is recognized on a straight-line basis rather than when payment is contractually due. The present value of the difference between the fair market rent and the contractual rent for in-place leases at the time properties are acquired is amortized into revenue from rental properties over the remaining lives of the in-place leases. Income from direct financing leases is recognized over the lease terms using the effective interest method which produces a constant periodic rate of return on the net investments in the leased properties. The amortization of deferred lease incentives represents the Company’s funding commitment in certain leases, which deferred expense is recognized on a straight-line basis as a reduction of rental revenue. GAAP net earnings and FFO also include non-cash environmental accretion expense and non-cash changes in environmental estimates, which do not impact the Company’s recurring cash flow. GAAP net earnings and FFO from time to time may also include property acquisition costs or other unusual items. Property acquisition costs are expensed, generally in the period when properties are acquired, and are not reflective of recurring operations. Other unusual items are not reflective of recurring operations.

The Company pays particular attention to AFFO, a supplemental non-GAAP performance measure that the Company believes best represents its recurring financial performance. In the Company’s view, AFFO provides a more accurate depiction than FFO of its fundamental operating performance as AFFO removes non-cash revenue recognition adjustments related to: (i) scheduled rent increases from operating leases, net of related collection reserves; (ii) the rental revenue earned from acquired in-place leases; (iii) rent due from direct financing leases; and (iv) the amortization of deferred lease incentives. The Company’s definition of AFFO also excludes non-cash, or non-recurring items such as: (i) environmental accretion expense and changes in environmental estimates, (ii) costs expensed related to property acquisitions; and (iii) other unusual items. By providing AFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

Forward-Looking Statements

CERTAIN STATEMENTS CONTAINED HEREIN MAY CONSTITUTE “FORWARD-LOOKING STATEMENTS” WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. WHEN THE WORDS “BELIEVES,” “EXPECTS,” “PLANS,” “PROJECTS,” “ESTIMATES,” “ANTICIPATES,” “PREDICTS” AND SIMILAR EXPRESSIONS ARE USED, THEY IDENTIFY FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT’S CURRENT BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS WHICH MAY CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. EXAMPLES OF FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THOSE MADE BY MR. CONSTANT, STATEMENTS REGARDING THE RECAPTURE AND TRANSFER OF CERTAIN NET LEASE RETAIL PROPERTIES AND THOSE REGARDING THE COMPANY’S 2017 AFFO PER SHARE GUIDANCE.

INFORMATION CONCERNING FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS CAN BE FOUND IN THE COMPANY’S PERIODIC REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY RELEASE REVISIONS TO THESE FORWARD-LOOKING STATEMENTS TO REFLECT FUTURE EVENTS OR CIRCUMSTANCES OR REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

-more-

GETTY REALTY CORP.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except per share amounts)

	December 31, 2016	December 31, 2015
ASSETS:
Real Estate:
Land	$474,115	$475,784
Buildings and improvements	306,980	304,894
Construction in progress	426	955

	781,521	781,633
Less accumulated depreciation and amortization	(120,576)	(107,109)

Real estate held for use, net	660,945	674,524
Real estate held for sale, net	645	1,339

Real estate, net	661,590	675,863
Investment in direct financing leases, net	92,097	94,098
Notes and mortgages receivable	32,737	48,455
Cash and cash equivalents	12,523	3,942
Restricted cash	671	409
Deferred rent receivable	29,966	25,450
Accounts receivable, net of allowance of $2,006 and $2,634, respectively	4,118	2,975
Prepaid expenses and other assets	43,604	45,726

Total assets	$877,306	$896,918

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Borrowings under credit agreement, net	$123,801	$142,100
Senior unsecured notes, net	174,743	174,689
Mortgage payable, net	—	303
Environmental remediation obligations	74,516	84,345
Dividends payable	9,742	15,897
Accounts payable and accrued liabilities	63,586	73,023

Total liabilities	446,388	490,357

Commitments and contingencies	—	—
Shareholders’ equity:
Preferred stock, $0.01 par value; 20,000,000 shares authorized; unissued	—	—
Common stock, $0.01 par value; 50,000,000 shares authorized; 34,393,114 and 33,422,170 shares issued and outstanding, respectively	344	334
Additional paid-in capital	485,659	464,338
Dividends paid in excess of earnings	(55,085)	(58,111)

Total shareholders’ equity	430,918	406,561

Total liabilities and shareholders’ equity	$877,306	$896,918

GETTY REALTY CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Revenues:
Revenues from rental properties	$25,083	$25,514	$97,939	$92,889
Tenant reimbursements	3,863	3,050	13,784	14,146
Interest on notes and mortgages receivable	773	1,226	3,543	3,698

Total revenues	29,719	29,790	115,266	110,733

Operating expenses:
Property costs	6,559	5,646	22,725	23,649
Impairments	1,678	934	6,888	11,615
Environmental	(50)	964	2,578	6,222
General and administrative	3,047	4,062	14,154	16,930
Allowance (recoveries) for uncollectible accounts	158	369	(448)	1,053
Depreciation and amortization	4,521	4,783	19,170	16,974

Total operating expenses	15,913	16,758	65,067	76,443

Operating income	13,806	13,032	50,199	34,290
Gains on dispositions of real estate	1,041	835	6,418	2,272
Other income, net	608	10,796	2,025	18,301
Interest expense	(4,035)	(4,279)	(16,561)	(14,493)

Earnings from continuing operations	11,420	20,384	42,081	40,370
Discontinued operations:
Loss from operating activities	(3,065)	(478)	(3,465)	(3,299)
(Loss) gains on dispositions of real estate	(27)	(13)	(205)	339

Loss from discontinued operations	(3,092)	(491)	(3,670)	(2,960)

Net earnings	$8,328	$19,893	$38,411	$37,410

Basic and diluted earnings per common share:
Earnings from continuing operations	$0.33	$0.60	$1.23	$1.20
Loss from discontinued operations	(0.09)	(0.01)	(0.11)	(0.09)

Net earnings	$0.24	$0.59	$1.12	$1.11

Weighted average common shares outstanding:
Basic and diluted	34,074	33,422	33,806	33,420

GETTY REALTY CORP.

RECONCILIATION OF NET EARNINGS TO

FUNDS FROM OPERATIONS AND

ADJUSTED FUNDS FROM OPERATIONS

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net earnings	$8,328	$19,893	$38,411	$37,410
Depreciation and amortization of real estate assets	4,521	4,783	19,170	16,974
Gains on dispositions of real estate	(1,015)	(822)	(6,213)	(2,611)
Impairments	6,027	2,105	12,814	17,361

Funds from operations	17,861	25,959	64,182	69,134
Revenue recognition adjustments	(908)	(1,851)	(3,417)	(4,471)
Allowance for deferred rental revenue	—	—	—	(93)
Changes in environmental estimates	(3,203)	(2,603)	(7,007)	(4,639)
Accretion expense	1,087	1,310	4,107	4,829
Acquisition costs	66	10	86	445

Adjusted funds from operations	$14,903	$22,825	$57,951	$65,205

Basic and diluted per share amounts:
Earnings per share	$0.24	$0.59	$1.12	$1.11
Funds from operations per share	0.52	0.77	1.87	2.04
Adjusted funds from operations per share	$0.43	$0.68	$1.69	$1.93
Basic and diluted weighted average shares outstanding	34,074	33,422	33,806	33,420

Contacts:	Danion Fielding
Chief Financial Officer
(516) 478-5400

Investor Relations
(516) 478-5418
ir@gettyrealty.com